SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2001

COMPUTER TASK GROUP, INCORPORATED
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-9410 (Commission File Number)	16-0912632 (IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY (Address of principal executive offices)	14209 (Zip Code)

Registrant's telephone number, including area code (716) 882-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 7.       Financial Statements and Exhibits.

        The following Exhibits are incorporated into this report under Item 9.

99.1	-	Press Release, dated July 16, 2001, issued by Computer Task Group, Incorporated, relating to its 2001 second quarter financial results.

99.2	-	Press Release, dated July 16, 2001, issued by Computer Task Group, Incorporated, relating to the appointment of Randolph A. Marks as Chairman and James R. Boldt as Chief Executive Officer.

Item 9.       Regulation FD Disclosure

On July 16, 2001, the Registrant issued the press releases that are attached hereto as Exhibits 99.1 and 99.2, and which are incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED (Registrant)
Date: July 16, 2001	By:/s/ Peter P. Radetich Name: Peter P. Radetich Title: Vice President, Secretary and General Counsel